SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 21, 2014

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 27, 2014, Extra Space Storage Inc. (the “Company”) announced several new appointments to its executive management team.  Gwyn McNeal, formerly the Company’s Senior Vice President and Chief Legal Officer, was appointed Executive Vice President and Chief Legal Officer.  James Overturf, formerly the Company’s Senior Vice President and Chief Marketing Officer, was appointed Executive Vice President and Chief Marketing Officer.  Samrat Sondhi, formerly the Company’s Senior Vice President Operations, was appointed Executive Vice President Operations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2014, the Company amended its charter to increase the authorized number of shares of its stock from 350,000,000 shares to 550,000,000 shares, including an increase in the authorized number of shares of its common stock from 300,000,000 shares to 500,000,000 shares, in order to ensure that the Company will have a sufficient amount of authorized shares to satisfy its redemption obligations to holders of operating partnership units of Extra Space Storage LP upon the redemption of such units under certain circumstances.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which are filed as Exhibit 3.1 to this current report and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2014 annual meeting of stockholders was held on May 21, 2014.  Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1.                                The election of seven members of the Company’s board of directors for terms expiring at the 2015 annual meeting of stockholders and until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
Kenneth M. Woolley	92,012,630	5,664,393	6,228,693
Spencer F. Kirk	96,177,256	1,499,767	6,228,693
Karl Haas	85,048,478	12,628,545	6,228,693
Joseph D. Margolis	97,030,827	646,196	6,228,693
Diane Olmstead	97,575,666	101,357	6,228,693
Roger B. Porter	96,395,634	1,281,389	6,228,693
K. Fred Skousen	97,019,734	657,289	6,228,693

Proposal 2.                                The ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,345,608	536,060	24,047	—

Proposal 3.                                The approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,870,987	2,786,692	19,344	6,228,693

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit
Number	Description of Exhibit

3.1	Articles of Amendment of Extra Space Storage Inc., dated May 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 28, 2014	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer